Exhibit 10.18


                                                     June 20, 1996


Mr. Gene G. Elam
Vice President, Finance
  and Chief Financial Officer
650 California Street, 9th Floor
San Francisco, California 94108-2788

Dear Gene:

In response to your letter of June 10, 1996, I have included a revised letter agreement to Amendment 1 to the Joint Operating Agreement inserting the words "per annum" after the amount $11,290,000. Once this is executed, please forward an original to Roger Baker of our office and retain the duplicate original for your files.

With regard to your understanding of how the letter, in conjunction with Amendment 1, will operate, we agree with your summary as detailed. For clarification purposes, escalation of the Corporate G&A Charge for calendar years 1997, 1998, and the first half of 1999 will be made based on the percentage change in the annual GNP Deflator Index for 1995 and 1996 for calendar year 1997, the percentage change in the annual GNP Deflator Index for 1996 and 1997 for calendar year 1998, and the percentage change in the annual GNP Deflator Index for 1997 and 1998 for calendar year 1999.

We appreciate your assistance in finalizing this matter.

                                                     Very truly yours,






NDP/dpr
Enclosures
cc:      Ken Sandstrom
         Stuart Peeler (w/o enc.)
         Jerry Rubin (w/o enc.)

                                                     June 17, 1996


IMC Global Operations Inc.
2100 Sanders Road
Northbrook, Illinois 60062


Homestake Mining Company
650 California Street, 11th Floor
San Francisco, CA 94108

Re:      Corporate G&A Charge

Gentlemen:

Reference is made to Amendment No. 1 to Joint Operating Agreement ("Amendment") dated as of July 1, 1993 among Freeport-McMoran Resource Partners, Limited Partnership, IMC Global Operations Inc. (formerly, IMC Fertilizer, Inc.) and Homestake Sulphur Company. Pursuant to paragraph 5(B) of the Amendment, the parties agree that the Corporate G&A Charge for the Adjustment Period from July 1, 1996 to June 30, 1999 shall be $11,290,000 per annum, subject to escalation in the manner provided for in paragraph 1.1 of the Amendment.

                                      Yours truly,


                                      FREEPORT-McMoRan RESOURCE
                                      PARTNERS, LIMITED PARTNERSHIP

                                      By:__________________
                                      Title:  Vice President - General Counsel



AGREED:

IMC GLOBAL OPERATIONS INC.

By:____________________
Title:__________________


HOMESTAKE SULPHUR COMPANY

By:____________________
Title:__________________